                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         CREDENCE SYSTEMS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.
------------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                         CREDENCE SYSTEMS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 25, 1998

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Credence Systems Corporation (the "Company"), a Delaware corporation, will be held on Wednesday, March 25, 1998, at 10:00 a.m. local time, at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect two directors to serve for a three-year term ending in the year 2001 or until their successors are elected and qualified;

  2. To approve an amendment to the Company's 1993 Stock Option Plan that will increase the number of shares of Common Stock reserved for issuance thereunder by an additional 500,000 shares to a total of 4,625,001 shares.

  3. To approve an amendment to the Company's 1993 Stock Option Plan that will implement an automatic share increase feature pursuant to which the number of shares available for issuance under the 1993 Stock Option Plan (the "1993 Plan") will automatically increase on the first trading day of each fiscal year (the "First Trading Day"), beginning with the 1999 fiscal year and continuing through the fiscal year 2003, by an amount equal to two percent (2%) of the total number of shares outstanding on the last trading day of the immediately preceding fiscal year. The 1993 Plan provides that, at the end of each First Trading Day, the number of then outstanding options under the Company's stock option plans, together with options in the reserve then available for future grant under the Company's stock option plans, shall not exceed fifteen percent (15%) of the then outstanding voting shares of capital stock of the Company, together with all then actually outstanding stock options under the Company's stock option plans, together with all options in the reserve then available for future grant under the Company's stock option plans.

  4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 31, 1998; and

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on February 3, 1998 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/  Dr. Wilmer R. Bottoms
                                          ----------------------------------
                                          Dr. Wilmer R. Bottoms
                                          Chief Executive Officer
February 17, 1998
Fremont, California

  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROXY STATEMENT...........................................................   1
MATTERS TO BE CONSIDERED AT ANNUAL MEETING................................   3
  PROPOSAL ONE--ELECTION OF DIRECTORS.....................................   3
  PROPOSAL TWO--APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN TO
                INCREASE NUMBER OF AVAILABLE OPTIONS......................   5
  PROPOSAL THREE--APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN TO
                  PROVIDE FOR AUTOMATIC INCREASE IN AVAILABLE STOCK
                  OPTIONS IN FUTURE YEARS.................................  13
  PROPOSAL FOUR--RATIFICATION OF INDEPENDENT AUDITORS.....................  14
  OTHER MATTERS...........................................................  14
OWNERSHIP OF SECURITIES...................................................  15
EXECUTIVE COMPENSATION AND RELATED INFORMATION............................  17
SUMMARY COMPENSATION TABLE................................................  17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  19
COMPENSATION COMMITTEE REPORT.............................................  19
COMPARISON OF STOCKHOLDER RETURN..........................................  22
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934......  23
ANNUAL REPORT.............................................................  23
FORM 10-K.................................................................  23

                         CREDENCE SYSTEMS CORPORATION
                              215 FOURIER AVENUE
                           FREMONT, CALIFORNIA 94539

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 25, 1998

GENERAL

  The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Credence Systems Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on March 25, 1998 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539. These proxy solicitation materials were mailed on or about February 17, 1998, to all stockholders entitled to vote at the Annual Meeting.

VOTING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On February 3, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, approximately 21,614,279 shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on February 3, 1998. Stockholders may not cumulate votes in the election of directors. Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but are counted for quorum purposes.

PROXIES

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the two directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2, 3 and 4 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received no later than October 20, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE--ELECTION OF DIRECTORS

GENERAL

  The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of five persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the year 2001 annual meeting of stockholders or until their successors have been elected and qualified. All nominees are currently directors of the Company with terms expiring at the Annual Meeting. If this proposal is approved, the Board will consist of five persons, with two classes of directors consisting of two persons and one class consisting of one person.

  Both nominees for election have agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and qualified.

NOMINEES FOR TERM ENDING UPON THE 2001 ANNUAL STOCKHOLDERS' MEETING

  Jos C. Henkens, 45, has served as a Director of the Company since February 1985. Mr. Henkens has been a general partner of Advanced Technology Ventures, a venture capital firm, since January 1983. Mr. Henkens also serves on the boards of directors of Actel Corporation, Accel Graphics, Inc., ObjectShare, Inc., and various private companies.

  William G. Howard, Jr., 56, has served as a Director of the Company since February 1995. Dr. Howard has been a self-employed consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc. between 1969 to 1987, most recently as Senior Vice President and Director of Research and Development. Dr. Howard serves on the boards of directors of VLSI Technology, Inc., BEI Electronics, Inc., Ramtron International, Inc. and Xilinx, Inc. ("Xilinx"), a supplier of field programmable gate arrays, as well as several private companies.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 1999 ANNUAL STOCKHOLDERS'
MEETING

  Wilmer R. Bottoms, 54, has served on the Company's Board of Directors since 1985, was appointed acting Chairman of the Board in July 1991 and became the Chairman of the Board in May 1992. Dr. Bottoms has also been the Chief Executive Officer of the Company since June 25, 1996. From 1984 until June 1996, Dr. Bottoms was a General Partner of APA Partners, a venture capital firm, and Senior Vice President and General Partner of Patricof & Co. Ventures, Inc., an investment management firm. From 1981 to 1984, Dr. Bottoms was President of the Semiconductor Equipment Group and Vice President of Varian Associates. Dr. Bottoms serves on the board of directors of Bolder Technologies, Inc. as well as several private companies.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2000 ANNUAL STOCKHOLDERS'
MEETING

  Henk J. Evenhuis, 54, has served as a Director of the Company since September 1993. Mr. Evenhuis has been a consultant to Lam Research Corporation ("Lam"), a semiconductor capital equipment manufacturer, since April 1997 and was the Executive Vice President and Chief Financial Officer of Lam from July 1989 to April 1997. Mr. Evenhuis joined Lam in April 1987 as Vice President of Finance and Administration, Chief Financial Officer and Secretary. From 1983 to 1987, Mr. Evenhuis served as Chief Financial Officer of Ferix Corporation, Trimedia Corporation and Corvus Systems, Inc.

  Bernard V. Vonderschmitt, 74, has served as a Director of the Company since August 1993. Mr. Vonderschmitt co-founded Xilinx in February 1984. Mr. Vonderschmitt has been the Chairman of the Board of Xilinx since January 22, 1996 and served as Chief Executive Officer of Xilinx from February 1984 to January 21, 1996. From 1981 to 1984, he was Vice President of the Microprocessor Division of Zilog, Inc., a semiconductor manufacturer. Mr. Vonderschmitt held various management positions at RCA Corporation for 20 years, most recently as the Vice President of the Solid State Division. Mr. Vonderschmitt serves on the boards of directors of Xilinx, International Microelectronics Products, Inc. and Sanmina Corporation, as well as several private companies.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended October 31, 1997, the Board of Directors held six meetings and acted by Unanimous Written Consent four times. The Board of Directors has an Audit Committee and a Compensation Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total meetings of the board of directors (held during the period he served) and (ii) the total number of meetings held by all committees on which he served (held during the period he served) during the past fiscal year.

  The Audit Committee currently consists of two directors, Mr. Henkens and Mr. Evenhuis, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held six meetings during the last fiscal year.

  The Compensation Committee currently consists of three directors, Mr. Henkens, Dr. Howard and Mr. Vonderschmitt, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the exclusive authority to administer the Company's 1993 Stock Option Plan and make option grants thereunder. The Compensation Committee held five meetings and acted by unanimous written consent one time during the last fiscal year.

DIRECTOR COMPENSATION

  As of the date of each Annual Stockholders Meeting each non-employee Board member who will continue to serve as such following such meeting will receive a retainer fee of $5,000. In addition, each non-employee Board member is paid $1,000 per Board and committee meeting attended, and also is reimbursed for certain expenses in connection with attendance at Board and committee meetings.

  Each individual who first joins the Board as a non-employee director at any time after October 28, 1993 will immediately receive an option grant for 10,000 shares of the Company's Common Stock under the special Automatic Option Grant Program in effect for non-employee Board members under the Company's 1993 Stock Option Plan. In addition, at each Annual Stockholders' Meeting, each individual who at the time is to continue to serve as a non-employee Board member, whether or not he is standing for re-election at that particular meeting, will be granted an option to purchase 3,500 additional shares of Common Stock, provided such individual has served as a Board member for at least six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member.

  Under the Automatic Option Grant Program, a stock option for 3,500 shares of Common Stock was granted on March 26, 1997 to each of the following individuals who continued to serve as non-employee Board members following the Annual Stockholders Meeting held on that date: Mr. Evenhuis, Mr. Henkens, Mr. Vonderschmitt and Mr. Howard. Each option has an exercise price of $19.875 per share and will become exercisable in four successive equal annual installments over the optionee's period of continued Board service, measured from the grant date. However, the shares subject to each outstanding option under the Automatic Option Grant Program will immediately vest in full upon (i) an acquisition of the Company by merger or asset sale, (ii) a hostile takeover of the Company or (ii) the optionee's death or disability while continuing to serve as a Board member. For further information concerning the terms and conditions of these various option grants, please see the summary of the Automatic Option Grant Program in Proposal Two below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

         PROPOSAL TWO--APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN
                    TO INCREASE NUMBER OF AVAILABLE OPTIONS

  The Company's 1993 Stock Option Plan (the "1993 Plan") was originally adopted by the Board of Directors on August 31, 1993 and approved by the Company's stockholders in October 1993 in connection with the initial public offering of the Company's Common Stock. The 1993 Plan became effective on October 28, 1993, and serves as the successor to both the Company's 1984 Incentive Stock Option Plan (the "1984 Plan") and the ASIX Systems Corporation ("ASIX") 1989 Stock Option Plan which the Company assumed in connection with its acquisition of ASIX on October 29, 1989. The 1984 Plan and the assumed ASIX Plan will be collectively referred to in this Proposal as the Predecessor Plans.

  The Company's stockholders are being asked to approve an amendment to the Company's 1993 Plan which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1993 Plan from 4,125,001 to 4,625,001 shares. The amendment is designed to assure that a sufficient reserve of Common Stock is available under the 1993 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. Furthermore, in order to minimize the dilutive effect that issuances of Common Stock upon exercise of options may have on stockholders' percentage ownership in the Company, the Company recently repurchased 500,000 shares of its Common Stock in the open market. Thus, approval of the 500,000 share increase under the 1993 Plan at the 1998 Annual Meeting of Stockholders is designed not to have any net effect on stockholder percentage ownership in the Company when considered together with the recent share repurchase. The amendment was adopted by the Board in February 1998, subject to stockholder approval at the Annual Meeting.

  The following is a summary of the principal features of the 1993 Plan, together with the applicable tax and accounting implications, which will be in effect if the amendment to the 1993 Plan is approved by the stockholders. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Fremont, California.

  The 1993 Plan contains two separate components: (i) a Discretionary Option Grant Program under which key employees (including officers), consultants and non-employee Board members may be granted options to purchase shares of Common Stock at an exercise price not less than the fair market value of such shares on the grant date and (ii) an Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to the non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date. The options granted under the

Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be non-statutory options.

  The table below shows, as to the Company's Chief Executive Officer and each of the other named executive officers, the non-employee members of the Board and the various indicated groups, the number of shares of Common Stock subject to the stock options granted under the 1993 Plan from the November 1, 1996 effective date through December 31, 1997, and the weighted average exercise price payable per share.

                                                              WEIGHTED AVERAGE
                                                  NUMBER OF   EXERCISE PRICE OF
NAME AND POSITION                               OPTION SHARES  GRANTED OPTIONS
-----------------                               ------------- -----------------
Wilmer R. Bottoms..............................    250,000        $  29.50
  Chairman of the Board and Chief Executive
   Officer
Richard Y. Okumoto.............................        --              --
  Executive Vice President, Chief Financial
   Officer and Secretary(1)
David A. Ranhoff...............................     50,000        $  29.50
  Executive Vice President, Sales and Marketing
All current executive officers as a group (3
 persons)......................................    310,500        $  29.43
All current directors (other than executive
 officers) as a group (4 persons)..............     14,000        $ 19.875
All employees eligible under the 1993 Plan,
 including current officers who are not
 executive officers, as a group (294 persons)..    512,945        $26.3128

--------
(1) Mr. Okumoto resigned from his positions as Executive Vice President, Chief Financial Officer and Secretary effective December 3, 1997. Mr. Okumoto will act as a consultant to the Company through July 2, 1998. Jerry Bruce is currently serving as Acting Chief Financial Officer and Secretary of the Company in addition to his positions as Vice President and Controller. Mr. Bruce did not receive any option grants in connection with his appointment as Acting Chief Financial Officer.

  4,625,001 shares of Common Stock have been reserved for issuance over the ten (10)-year term of the 1993 Plan, subject to stockholder approval of the 500,000 share increase which forms part of this Proposal Two. As of December 31, 1997, options for 2,051,456 shares were outstanding under the Plan, options for 1,954,809 shares had been exercised, and 118,736 shares were available for future option grant, to be increased to 618,736 shares if this Proposal is approved. Should an outstanding option expire or terminate for any reason prior to exercise in full (including options cancelled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the 1993 Plan. Unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the original option price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1993 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1993 Plan will not be available for subsequent issuance.

  In no event may any one participant in the 1993 Plan be granted stock options and separately exercisable stock appreciation rights for more than 750,000 shares in the aggregate under the 1993 Plan, exclusive, however, of any stock options or stock appreciation rights granted to such individual prior to January 1, 1995.

DISCRETIONARY OPTION GRANT PROGRAM

  The Discretionary Option Grant Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee in its capacity as the Plan Administrator has complete discretion to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

  The 1993 Stock Option Plan was amended in 1997 so that key employees (including officers), non-employee Board members (whether they serve on the Compensation Committee or not), and independent consultants are eligible to participate in the Discretionary Option Grant Program, whether they are in the employ or service of the Company or any parent or subsidiary corporation now or subsequently existing. As of December 31, 1997, approximately 668 employees (including 3 executive officers) were eligible to participate in the Discretionary Grant Program. Four (4) non-employee Board members were eligible to participate in the Automatic Option Grant Program as of that date.

  The exercise price per share for stock options will not be less than 100% of the fair market value of the Common Stock on the grant date. No option will have a maximum term in excess of ten (10) years measured from the grant date. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee. The optionee will not have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares.

  For purposes of establishing the option exercise price under the Discretionary Option Grant Program and for all other valuation purposes under the 1993 Plan, the fair market value of the Common Stock on any relevant date will be the closing selling price of the Common Stock on the date in question, as quoted on the Nasdaq National Market. On December 31, 1997, the fair market value per share of the Common Stock was $29.625 per share, the closing selling price per share on such date on the Nasdaq National Market.

  Upon exercise of the option, the exercise price for the purchased shares will become immediately payable in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes.

  The Plan Administrator may assist any optionee (including an officer) in the exercise of one or more outstanding options under the Discretionary Option Grant Program by (i) authorizing a loan from the Company or (ii) permitting such individual to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator, but in no event will the maximum credit extended exceed the aggregate exercise price payable for the purchased shares plus any federal or state tax liability incurred in connection with the option exercise.

  The Plan Administrator may provide one or more holders of non-statutory options with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon the exercise of those options in order to satisfy the federal and state income and employment tax withholding liability incurred by such individuals in connection with the option exercise. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

  Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

  Outstanding options under the Discretionary Option Grant Program will be subject to acceleration upon certain changes in the ownership or control of the Company as follows:

  A. Corporate Transaction. In the event of any one of the following stockholder-approved transactions (a "Corporate Transaction"):

    (i) a merger or consolidation in which the Company is not the surviving entity,

    (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in liquidation or dissolution of the Company, or

    (iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company's outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger, each option at the time outstanding under the Discretionary Option Grant Program will automatically become exercisable, immediately prior to the effective date of the Corporate Transaction, for all of the shares at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, an outstanding option under the Discretionary Option Grant Program will not so accelerate if and to the extent: (i) such option is to be assumed by the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. Any options assumed in connection with the Corporate Transaction may, in the Plan Administrator's discretion, be subject to subsequent acceleration in the event the optionee's service with the successor entity is terminated within a specified period following the acquisition.

  Immediately following the consummation of the Corporate Transaction, all outstanding options under the Discretionary Option Grant Program will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable.

  B. Change in Control. The Plan Administrator has full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the acceleration of one or more outstanding options under the Discretionary Option Grant Program in connection with a Change in Control so that each such option will, immediately prior to the Change in Control, become exercisable for all of the shares at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. Alternatively, the Plan Administrator may condition such accelerated vesting upon the optionee's cessation of service under certain prescribed circumstances following the Change in Control.

     A Change in Control will be deemed to occur:

     (i) should a person or related group of persons (other than the Company or its affiliates) acquire ownership of more than fifty percent (50%) of the Company's outstanding voting stock pursuant to a tender or exchange offer made directly to the Company's stockholders; or

     (ii) on the first date within any period of thirty-six (36) consecutive months or less on which there is effected a change in the composition of the Board of Directors such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been members of the Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

  Each outstanding option accelerated in connection with a Change in Control will remain so exercisable until the expiration or sooner termination of the option term.

  The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

  The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    Limited stock appreciation rights may be provided to one or more officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock in such tender offer over (b) the exercise price payable for such share.

  The Plan Administrator has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program (including options incorporated from the Predecessor Plans) which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of the Common Stock at the time of the new grant.

AUTOMATIC GRANT PROGRAM

  The terms and conditions governing the option grants which may be made under the Automatic Option Grant Program are summarized below. All grants under the Automatic Grant Option Program will be made in strict compliance with the express provisions of such program, and the Plan Administrator will exercise no discretionary functions under this particular program.

  Under the Automatic Option Grant Program, each individual who first joins the Board as a non-employee director after the October 28, 1993 effective date of the 1993 Plan will receive at that time an automatic option grant for 10,000 shares of Common Stock. In addition, at each Annual Stockholders Meeting, each individual who will continue to serve as a non-employee Board member will automatically be granted at that meeting, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase 3,500 additional shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 3,500-share options which any one non-employee Board member may receive over his or her period of Board service.

  Each option granted under the Automatic Option Grant Program will be subject to the following terms and conditions:

  (i) The exercise price per share will be equal to one hundred percent (100%) of the fair market value of the option shares on the automatic grant date.

  (ii) Each option is to have a maximum term of ten (10) years measured from the grant date, and no option may be exercised after the expiration date of the option term.

  (iii) The initial 10,000 share grant made to a new Board member will become exercisable for 12.5% of the option shares upon completion of six (6) months of Board service measured from the grant date and will become exercisable for the balance in 14 successive equal quarterly installments upon the individual's completion of each additional three-month period of Board service.

  (iv) Each 3,500-share grant made to a continuing Board member will become exercisable in a series of four (4) successive equal annual installments over the optionee's period of Board service, with the first such installment to become exercisable one (1) year after the automatic grant date.

  (v) The option will not remain exercisable for more than a six (6)-month period following the optionee's cessation of Board service for any reason other than death or disability. Should the optionee die within six (6) months after cessation of Board service, then the option will remain exercisable for up to a twelve (12)-month period following the optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the option is transferred by the optionee's will or the laws of inheritance. During the applicable six (6)-month or (12)-month period, the option may not be exercised in the aggregate for more than the number of option shares for which that option is exercisable at the time of the optionee's cessation of Board service.

  (vi) Should the optionee die or become permanently disabled while serving as a Board member, then the option will become immediately exercisable for all of the option shares and may be exercised for any or all of those shares until the earlier of (a) the expiration of the twelve (12)-month period measured from the date of the optionee's cessation of Board service or (b) the expiration date of the option term.

  (vii) The option will become immediately exercisable for all of the shares at the time subject to such option in the event of a Corporate Transaction or Change in Control (as those terms are defined above). Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's voting securities, the optionee will have a thirty (30)-day period in which he or she may elect to surrender each outstanding automatic option grant to the Company in return for a cash distribution in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock paid in such tender offer over (b) the exercise price payable for such share.

  The remaining terms of the option will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program.

GENERAL PLAN INFORMATION

  In the event any change is made to the Common Stock issuable under the 1993 Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the Plan after December 31, 1994, (iii) the number and/or class of securities and price per share in effect under each outstanding option (including all automatic option grants and all option grants incorporated into the 1993 Plan from the Predecessor Plans) and (iv) the number and/or class of securities per non-employee Board member for which option grants will subsequently be made under the Automatic Option Grant Program.

  Option grants under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  Each stock option issued and outstanding under the Predecessor Plans immediately prior to the effective date of the 1993 Plan was incorporated into the 1993 Plan and treated as an outstanding stock option under the 1993 Plan, but each such stock option continues to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in the 1993 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such stock options with respect to their acquisition of shares of Common Stock thereunder. However, the Plan Administrator has complete discretion to extend one or more features of the 1993 Plan, including the various acceleration provisions, to any or all of the options incorporated from the Predecessor Plans.

  The Board of Directors may amend or modify the 1993 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on August 30, 2003. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the agreement evidencing such grant.

NEW PLAN BENEFITS

  No options have been granted to date under the 1993 Plan to non-employee Board members who serve as the Plan Administrator pursuant to the Discretionary Option Grant Program nor have any options been granted to date on the basis of the 500,000-share increase which forms this Proposal Two for which stockholder approval is sought.

ACCOUNTING TREATMENT

  Option grants under the 1993 Plan will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

  Should one or more optionees be granted stock appreciation rights under the 1993 Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

FEDERAL TAX CONSEQUENCES

  Options granted under the 1993 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one
(1) year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

  Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

  Non-statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price upon the optionee's termination of service prior to vesting in such shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

  Alternatively, the optionee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

  Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

  Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

STOCKHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of this amendment to the 1993 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 500,000 share increase which forms this Proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. The 1993 Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1993 Plan prior to the amendment until the available reserve of Common Stock under the 1993 Plan as last approved by the stockholders is issued.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR this amendment to the 1993 Plan.

      PROPOSAL THREE--APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN TO PROVIDE FOR AUTOMATIC INCREASE IN AVAILABLE STOCK OPTIONS IN FUTURE YEARS

  The Company's stockholders are being asked to approve an amendment to the Company's 1993 Plan which will implement an automatic share increase feature pursuant to which the number of shares available for issuance under the 1993 Plan will automatically increase on the first trading day of each fiscal year (the "First Trading Day"), beginning with the 1999 fiscal year and continuing through the fiscal year 2003, by an amount equal to two percent (2%) of the total number of shares outstanding on the last trading day of the immediately preceding fiscal year. The 1993 Plan provides that, at the end of each First Trading Day, the number of then outstanding options under the Company's stock option plans, together with options in the reserve then available for future grant under the Company's stock option plans, shall not exceed fifteen percent (15%) of the then outstanding voting shares of capital stock of the Company, together with all then actually outstanding stock options under the Company's stock option plans, together with all options in the reserve then available for future grant under the Company's stock option plans.

  The amendment, together with Proposal Two, is designed to assure that a sufficient reserve of Common Stock remains available for the duration of the 1993 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. This Proposal is also designed to eliminate the uncertainty inherent in seeking an individual increase to the reserve each year as to what number of shares will be available in the reserve for option grants. Creating a certain rate of growth under the 1993 Plan will assist the Company as it makes strategic personnel decisions in an effort to expand its growth, as the Company will know the approximate number of shares that will become available for issuance under the 1993 Plan. At the same time, the Company has attempted to minimize the dilutive effect that the issuance of Common Stock upon the exercise of options can have on stockholders' percentage of ownership in the Company by adopting only a 2% growth rate for the 1993 Plan. This rate, while it provides room for growth in the 1993 Plan, is a rate which the Company believes it can reasonably sustain, minimizing the risk to stockholders that the option reserve grows faster than the Company itself. The fifteen percent (15%) limitation discussed above further protects shareholders by capping the size of the 1993 Plan in relation to the Company's other securities.

  Please refer to the discussion of Proposal Two for important information regarding the 1993 Plan, as well as for a summary of the principal features of the 1993 Plan, together with the applicable tax and accounting implications, which will be in effect if the amendment is approved by the stockholders. The summary in Proposal Two, however, does not purport to be a complete description of the 1993 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Fremont, California.

STOCKHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of this amendment to the 1993 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the annual automatic share increases which form this Proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increases. The 1993 Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1993 Plan prior to the amendment until the available reserve of Common Stock under the 1993 Plan as last approved by the stockholders is issued.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR this amendment to the 1993 Plan.

              PROPOSAL FOUR--RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 1997, to serve in the same capacity for the fiscal year ending October 31, 1998, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

  In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending October 31, 1998.

                                 OTHER MATTERS

  The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of December 31, 1997, unless otherwise noted, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock,
(ii) each director and nominee, (iii) the Company's current Chief Executive Officer and the two other most highly paid executive officers from the fiscal year 1997 named in the Summary Compensation Table below and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                 SHARES
                                              BENEFICIALLY PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED     BENEFICIALLY OWNED(1)
------------------------------------          ------------ ---------------------
J. & W. Seligman & Co., Inc.(2).............   4,477,389           20.50%
 100 Park Avenue
 New York, NY 10006
Entities affiliated with Putnam Investments
 Inc.(3)....................................   3,150,591           14.42%
 10 Langley Road
 Newton Center, MA 02159
Fidelity Management & Research(4)...........   2,135,898            9.78%
 82 Devonshire St. N4A
 Boston, MA 02109-3614
Capital Guardian Trust Company(5)...........   2,133,500            9.77%
 333 S. Hope Street, Floor 52
 Los Angeles, CA 90071
Wilmer R. Bottoms(6)........................     326,705               *
Henk J. Evenhuis(7).........................      14,001               *
Jos C. Henkens(8)...........................       9,001               *
William G. Howard(9)........................       8,375               *
Bernard V. Vonderschmitt(10)................      17,001               *
Richard Y. Okumoto(11)......................       6,453               *
David A. Ranhoff(12)........................      69,114               *
All current directors and executive officers
 as a group (7 persons)(13).................     454,752            2.08%

--------
  *  Less than one percent of the outstanding Common Stock.

 (1) Percentage of ownership is based on 21,844,829 shares of Common Stock outstanding on December 31, 1997.

 (2) Pursuant to a Schedule 13G dated February 12, 1998 and filed with the Securities and Exchange Commission, J. & W. Seligman & Co., Inc. has reported that as of December 31, 1997 it had shared voting power over 4,267,424 shares and shared dispositive power over 4,477,389 shares.

 (3) Pursuant to a Schedule 13G dated January 27, 1998 and filed with the Securities and Exchange Commission, Putnam Investments, Inc. ("PI") has reported that as of December 31, 1997 it had sole voting power over no shares, shared voting power over 400,861 shares, sole dispositive power over no shares and shared dispositive power over 3,150,591 shares. PI, which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), wholly owns two registered investment advisers: Putnam
     Investment Management, Inc. ("PIM"), which is the investment adviser to the Putnam family of mutual funds and holds 2,695,115 of PI's shares and The Putnam Advisory Company, Inc. ("PAC"), which is the investment adviser to Putnam's institutional clients who holds 455,476 of PI's shares. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients. PI and MMC each disclaim beneficial ownership of the securities covered by the Schedule 13G, and each further stated that it did not have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

 (4) Pursuant to a Schedule 13G dated February 14, 1998 and filed with the Securities and Exchange Commission, Fidelity Management & Research has reported that as of December 31, 1997, it had sole voting power over 43,000 shares and sole dispositive power over 2,135,898 shares.

 (5) Pursuant to a Form 13G dated February 11, 1998 and filed with the Securities and Exchange Commission, Capital Guardian Trust Company has reported that as of December 31, 1997 it had sole voting power over 2,013,500 shares, no voting power over 120,000 shares and it has disclaimed investment discretion, sole, shared or otherwise for all purposes other than Form 13G.

 (6) Includes 213,250 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1997.

 (7) Includes 14,000 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1997.

 (8) Includes 9,000 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1997.

 (9) Includes 8,375 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1997.

(10) Includes 14,000 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1997.

(11) Includes 5,192 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1997.

(12) Includes 57,446 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1997.

(13) Includes 325,841 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1997.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following table provides certain summary information concerning the compensation earned, by the Company's current Chief Executive Officer and each of the Company's other two most highly compensated executive officers whose salary and bonus for the 1997 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1997 fiscal year have resigned or terminated employment during that fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                           ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                    --------------------------------------- -----------------------------
                                                                            SECURITIES
                                                               OTHER ANNUAL UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR SALARY      BONUS     COMPENSATION  OPTIONS     COMPENSATION(12)
---------------------------         ---- -------    -------    ------------ ----------   ----------------
                                           ($)        ($)          ($)         (#)             ($)
Wilmer R. Bottoms.................  1997 304,375(3) 175,000           --          --(6)        8,695
Chairman of the Board and           1996 105,000(4) 160,000(4)    15,000(5)  453,500(7)       90,345(10)
Chief Executive Officer(1)          1995      --         --       21,600(5)    2,500(8)       42,000(11)
Richard Y. Okumoto................  1997 187,000     40,000           --          --           4,239
Executive Vice President, Chief     1996 157,000    140,000           --      43,426           2,346
Financial Officer and Secretary(2)  1995 143,000    130,000           --          --           2,223
David A. Ranhoff..................  1997 184,000    140,000           --          --(9)        2,223
Executive Vice President, Sales     1996 150,000    150,000           --      77,670           2,070
and Marketing                       1995 150,000    120,000           --          --           1,887

--------
 (1) Dr. Bottoms became Chief Executive Officer on June 25, 1996.

 (2) Mr. Okumoto resigned from his positions as Executive Vice President, Chief Financial Officer and Secretary effective December 3, 1997. Mr. Okumoto will act as a consultant to the Company through July 2, 1998. Jerry Bruce is currently serving as Acting Chief Financial Officer and Secretary of the Company in addition to his positions as Vice President and Controller.

 (3) Represents the salary paid to Dr. Bottoms during the fiscal year as well as $12,500 paid on January 16, 1998 as a retroactive pay increase for the period June 18, 1997 through October 31, 1997. Effective June 18, 1997, Dr. Bottoms' base salary was increased to $357,500 per annum. Does not reflect $33,125 in income withheld from Dr. Bottoms at his request. Such salary will not be paid.

 (4) Dr. Bottoms became an employee of the Company in June 1996. On an annualized basis, his salary for the fiscal year ended October 31, 1996 would have been $325,000 and his bonus would have been $450,000.

 (5) Directors fees were paid to Dr. Bottoms in his capacity as a non-employee member of the Board of Directors for the period from November 1, 1995 through June 24, 1996 during the 1995 and 1996 fiscal years.

 (6) Does not include grant on November 1, 1997 of an option to purchase 250,000 shares.

 (7) Dr. Bottoms was granted an option to purchase 450,000 shares on June 25, 1996 in connection with his appointment to Chief Executive Officer. He was also granted an option to purchase 3,500 shares on March 27, 1996 pursuant to the Automatic Grant Program for non-employee directors.

 (8) An automatic option grant was made to Dr. Bottoms in his capacity as a non-employee member of the Board of Directors during the fiscal year ended October 31, 1995.

 (9) Does not include grant on November 1, 1997 of an option to purchase 50,000 shares.

(10) Includes (i) $84,000 paid to Dr. Bottoms for consulting services performed while Dr. Bottoms was a non-employee director plus (ii) $6,345 paid by the Company on the special life insurance policies maintained for Dr. Bottoms, the proceeds of which are payable at death to his designated beneficiaries.

(11) The Company paid approximately $42,000 in 1995 to an entity with which Dr. Bottoms was affiliated, for consulting services rendered by Dr. Bottoms to the Company during fiscal years 1993 and 1994.

(12) Represents premiums paid by the Company on the special life insurance policies maintained for the executive officers, the proceeds of which are payable at death to their designated beneficiaries.

 Option Grants in Last Fiscal Year

  No stock option grants were made to any of the executive officers named in the Summary Compensation Table for the fiscal year ended October 31, 1997, and no stock appreciation rights were granted to these individuals during such fiscal year. On November 1, 1997, however, the Company granted to Dr. Bottoms an option to purchase 250,000 shares and granted to Mr. Ranhoff an option to purchase 50,000 shares.

 Aggregated Option Exercises and Fiscal Year-End Values

  The table below sets forth certain information with respect to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table concerning the exercise of options during the 1997 fiscal year and unexercised options held as of the end of such fiscal year. No stock appreciation rights were exercised during the 1997 fiscal year, nor were any stock appreciation rights outstanding at the end of such fiscal year.

                                                   NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                  UNDERLYING UNEXERCISED     THE-MONEY OPTIONS AT
                           SHARES     AGGREGATE    OPTIONS AT FY-END (#)         FY-END($)(1)
                          ACQUIRED      VALUE    ------------------------- -------------------------
NAME                     ON EXERCISE REALIZED(2) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- ----------- -------------
                             (#)         ($)
Wilmer R. Bottoms.......    7,000      262,500     185,125      313,875     3,188,609    5,075,620
Richard Y. Okumoto(3)...      --           --       75,044       42,483     1,618,474      668,893
David A. Ranhoff........      --           --       48,679       55,136       966,952      664,153

--------
(1) Based on the market value of the option shares at fiscal year-end ($29.50 per share) less the exercise price.

(2) Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.

(3) Mr. Okumoto resigned from his positions as Executive Vice President, Chief Financial Officer and Secretary effective December 3, 1997. Mr. Okumoto will act as a consultant to the Company through July 2, 1998. Jerry Bruce is currently serving as Acting Chief Financial Officer and Secretary of the Company in addition to his positions as Vice President and Controller.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

  None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. The Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 1993 Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  For the fiscal year 1997, the Compensation Committee consisted of three members: Mr. Henkens, Mr. Vonderschmitt and Dr. Howard.

  Mr. Vonderschmitt, a Director of the Company, is founder and Chairman of Xilinx. Dr. Howard is a Director of Xilinx. For the fiscal year ended October 31, 1997, the Company sold approximately $1,356,000 of products and services to Xilinx. The outstanding accounts receivable with respect to such sales was approximately $2,000 as of October 31, 1997.

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as members of the Company's Board of Directors or the Compensation Committee.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company's Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of directors and officers of the Company. Each of the current directors and executive officers of the Company has entered into separate indemnification agreements with the Company.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1993 Stock Option Plan under which grants may be made to executive officers and other key employees. For the fiscal year 1997, the Compensation Committee consisted of three members: Mr. Henkens, Mr. Vonderschmitt and Dr. Howard.

  GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

  FACTORS. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

  * Base Salary. For comparative compensation purposes for the 1997 fiscal year, the Compensation Committee has, with the assistance of an independent compensation consultant, identified a peer group of companies comparable in size with the Company which provide manufacturing and testing equipment to the semiconductor industry. The base salary for each officer is determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published 1996 fiscal year data), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. The compensation level for the Company's executive officers for the 1997 fiscal year ranged from the fortieth
(40th) percentile to the fiftieth (50th) percentile of the base salary levels in effect for executive officers with comparable positions at the peer group companies, based on the published 1996 fiscal year data for those companies.

  For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Nasdaq Electronic Components Index as the industry index. Twelve of the companies included in that index were also among the companies which the Committee surveyed as part of the peer group for comparative compensation purposes. However, in selecting companies to survey for such compensation purposes, the Compensation Committee considers many factors not directly associated with stock price performance, such as geographic location, growth rate, annual revenue and profitability, and market capitalization. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Nasdaq Electronic Components Index.

  * Annual Incentive Compensation. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 1997, bonuses were earned on the basis of the following factors:
(i) the increase in the Company's earnings (before interest and taxes) compared to the prior fiscal year and (ii) the personal performance level of the executive officer. A portion of the Company's earnings for the 1997 fiscal year was accordingly set aside for distribution under the bonus pool, and each executive officer was awarded a share of that pool on the basis of his performance for the year, the responsibilities assigned to him and his relative position in the Company. The total cash compensation paid to the Company's executive officers for the 1997 fiscal year ranged from the twenty-ninth (29th) percentile to the sixtieth (60th) percentile of the total cash compensation paid to executive officers in comparable positions at the peer group companies, based on the published 1996 fiscal year data for those companies. The actual bonus paid for the year to each of the current executive officers named in the Summary Compensation Table is indicated in the Bonus column.

  * Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the four-year vesting period, and then only if the market price of the underlying shares appreciates over the option term.

  The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

  During the 1997 fiscal year, no stock option grants were made to Messrs. Okumoto or Ranhoff or to Dr. Bottoms under the Company's 1993 Plan. On November 1, 1997, however, the Company granted under the 1993 Plan options to Mr. Ranhoff to purchase 50,000 shares and to Dr. Bottoms to purchase 250,000 shares.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

  Dr. Wilmer R. Bottoms. During the 1997 fiscal year, Dr. Bottoms served as Chief Executive Officer. In connection with Dr. Bottoms' appointment as Chief Executive Officer in June 1996, the Committee set his annual base salary at $325,000 per annum and increased his annual base salary to $357,500 effective June 18, 1997. In setting Dr. Bottoms' base salary as Chief Executive Officer, the Compensation Committee sought to achieve two objectives: (i) establish a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance and stock price appreciation. The base salary established for Dr. Bottoms on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Bottoms compensation was not affected to any significant degree by Company performance factors and was at the fiftieth (50th) percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The Company paid to Dr. Bottoms a bonus of $175,000 for the fiscal year 1997. A stock option for an additional 250,000 shares of Common Stock was granted to Dr. Bottoms on November 1, 1997 in recognition of his service as Chief Executive Officer. Such option is exercisable for one-eighth ( 1/8) of the option shares upon completion of six (6) months of service measured from the date of grant and is exercisable for the balance of the option shares in a series of fourteen (14) successive equal quarterly installments upon his completion of each additional full quarter of service thereafter.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's 1993 Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1993 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          Dr. William G. Howard Jr.
                                          Member, Compensation Committee

                                          Bernard V. Vonderschmitt
                                          Member, Compensation Committee

                                          Jos C. Henkens
                                          Member, Compensation Committee

                       COMPARISON OF STOCKHOLDER RETURN

  The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Nasdaq Stock Market Index and Nasdaq Electronic Components Index.

               COMPARISON OF 36 MONTH CUMULATIVE TOTAL RETURN*
  AMONG CREDENCE SYSTEMS CORPORATION, THE NASDAQ STOCK MARKET--US MARKET
                    AND NASDAQ ELECTRONIC COMPONENTS INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             CREDENCE       NASDAQ       NASDAQ
Measurement Period           SYSTEMS        STOCK        ELECTRONIC
(Fiscal Year Covered)        CORP.          MARKET       COMPONENTS
-------------------          ----------     ---------    ----------
Measurement Pt-10/28/93      $100           $100         $100
FYE 10/93                    $100           $101         $100
FYE 10/94                    $217           $101         $111
FYE 10/95                    $477           $136         $222
FYE 10/96                    $174           $161         $271
FYE 10/97                    $377           $212         $371

--------
Notes

(1) The graph covers the period from October 28, 1993, the date the Company's initial public offering commenced, through the fiscal year ended October 31, 1997.

(2) The graph assumes that $100 was invested on October 28, 1993 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(4) The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons holding more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons for the 1997 fiscal year that no Form 5 reports were required for such persons for the 1997 fiscal year, the Company believes that there was compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and greater than ten percent stockholders for the 1997 fiscal year.

                                 ANNUAL REPORT

  A copy of the Annual Report of the Company for the fiscal year ended October 31, 1997 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

  The Company filed an Annual Report on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended October 31, 1997 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

Dated: February 17, 1998

                                          THE BOARD OF DIRECTORS OF CREDENCE
                                          SYSTEMS CORPORATION

                           [LOGO OF CREDENCE SYSTEMS]



                                                                      4490-PS-98

                                  APPENDIX A

                          CREDENCE SYSTEMS CORPORATION
                             1993 STOCK OPTION PLAN
                             ----------------------
                (AS AMENDED AND RESTATED THROUGH MARCH 26, 1997)

                                  ARTICLE ONE
                                    GENERAL
                                    -------


     I.   PURPOSE OF THE PLAN

          A. This 1993 Stock Option Plan ("Plan") is intended to promote the interests of Credence Systems Corporation, a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors and (iii) consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

          B. The Discretionary Option Grant Program under this Plan shall become effective on the first date on which the shares of the Corporation's Common Stock are registered under Section 12(g) of the Securities Exchange Act of 1934. Such date is hereby designated as the Effective Date for that program. The Automatic Option Grant Program under this Plan shall become effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Automatic Option Grant Program.

          C. This Plan shall serve as the successor to (i) the Corporation's 1984 Incentive Stock Option Plan (the "1984 Plan") and (ii) the ASIX Systems Corporation 1989 Stock Option Plan (the "ASIX Plan") which the Corporation assumed in connection with its acquisition of ASIX Systems Corporation by merger effected October 27, 1989. The 1984 Plan and ASIX Plan shall be collectively referred to in this document as the "Predecessor Plans", and no further option grants or stock issuances shall be made under the Predecessor Plans from and after the Effective Date of this Plan. All options outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant Program are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder.

     II.  DEFINITIONS

          A. For purposes of the Plan, the following definitions shall be in effect:

          BOARD:  the Corporation's Board of Directors.

          CODE:  the Internal Revenue Code of 1986, as amended.

          COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

          COMMON STOCK:  shares of the Corporation's common stock.

          CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

               a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

               b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

               a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

               b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                                       2.

               c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

               a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

               b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          FIRST TRADING DAY:  the first trading day of each fiscal year.

          HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through a transaction in which any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          1934 ACT: the Securities Exchange Act of 1934, as amended from time to time.

                                       3.

          OPTIONEE: any person to whom an option is granted under either the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

          PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

          PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

          TAKE-OVER PRICE:  the greater of (a) the Fair Market Value per share
                                -------
of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

          B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

               Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.  STRUCTURE OF THE PLAN

          A.     Stock Programs.  The Plan shall be divided into two separate
                 --------------
components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible

                                       4.

individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Corporation's Board of Directors (the "Board") will receive periodic option grants to purchase shares of Common Stock in accordance with the provisions of Article Three.

          B.     General Provisions.  Unless the context clearly indicates
                 ------------------
otherwise, the provisions of Articles One and Four shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

     IV.  ADMINISTRATION OF THE PLAN

          A.     The Discretionary Option Grant Program shall be administered by
the Committee.   Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option thereunder.

          C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

      V.  OPTION GRANTS

          A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two are as follows:

                 (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

                (ii)  non-employee Board members; and

               (iii) those consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

                                       5.

          B. The Plan Administrator shall have full authority to determine, with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

     VI.  STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 4,125,001 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve reflects the 3-for-2 split of the Corporation's outstanding Common Stock effected June 5, 1995 and the 1-for-3 reverse stock split of the Corporation's outstanding Common Stock effected October 7, 1993, and is comprised of (i) the number of shares which remained available, as of the Effective Date of the Discretionary Option Grant Program, for issuance under the 1984 Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the 1984 Plan as last approved by the stockholders (estimated to be 1,931,757 shares in the aggregate on a post-split basis), (ii) 143,244 shares (on a post-split basis) subject to options outstanding under the ASIX Plan as of the Effective Date and incorporated into this Plan, (iii) an additional 300,000 shares (on a post-split basis) authorized by the Board under this Plan and approved by the stockholders prior to the Effective Date, (iv) 750,000 shares (on a post-split basis) authorized by the Board on January 23, 1995 and approved by the stockholders at the 1995 Annual Stockholders Meeting, (v) an additional 500,000-share increase authorized by the Board on January 26, 1996 and approved by the Corporation's stockholders at the 1996 Annual Stockholders Meeting, (vi) an additional 500,000-share increase authorized by the Board on February 12, 1997, and approved by the stockholders at the 1997 Annual Stockholders Meeting, and (vii) an additional 500,000-share increase authorized by the Board on February 13, 1998, and approved by the stockholders at the 1998 Annual Stockholders Meeting. To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan. In addition, the number of shares of Common Stock reserved for issuance under this Plan will automatically be increased on each First Trading Day, beginning with the 1999 First Trading Day and continuing through the fiscal year 2003, by an amount equal to two percent (2%) of the total number of shares outstanding on the last trading day of the immediately preceding fiscal year; provided,
                                                               ---------
however, that each such two percent (2%) increase shall be limited, to the
-------
extent necessary, such that following each increase the sum of the options outstanding under the Company's stock option plans plus the shares available for issuance under all of the Company's

                                       6.

stock option plans (together, the "Option Shares") does not exceed fifteen percent (15%) of the sum of the outstanding voting shares of the capital stock of the Company plus the Option Shares.

          B. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 750,000 shares (on a post-split basis) of Common Stock in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section VI. For purposes of such limitation, no stock options or stock appreciation rights granted prior to January 1, 1995 shall be taken into account.

          C. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two or
Section III of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. Should the option price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding stock option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock actually issued.

          D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights under the Plan from and after January 1, 1995, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per newly-elected or continuing non-employee Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding

                                       7.

options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                       8.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------


     I.  TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply
                    --------
with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

          A.     Option Price.
                 ------------

                 (1) The option price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                 (2) The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                 - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                 - full payment in cash or check drawn to the Corporation's order;

                 - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

                 - full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased

                                       9.

     shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this subparagraph (2), the Exercise Date shall be the date on which the notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

          B.     Term and Exercise of Options.  Each option granted under this
                 ----------------------------
Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

          C.     Limited Transferability of Options.  During the lifetime of the
                 ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          D.     Termination of Service.
                 ----------------------

                 (1) The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

                 - Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph C.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

                 - Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person

                                      10.

     or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of (i) the third
                                                -------
     anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

                 - During the applicable post-Service period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which it has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which it is not otherwise at that time exercisable or in which Optionee is not otherwise at that time vested.

                 - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                 - Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

          (2) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

          (3) The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

                                      11.

          E.     Stockholder Rights.  An Optionee shall have no stockholder
                 ------------------
rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

          F.     Repurchase Rights.  The shares of Common Stock acquired upon
                 -----------------
the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

                 (a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                 (b) All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                 (c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

     II.  INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.
      ---

          A.     Dollar Limitation.  The aggregate Fair Market Value (determined
                 -----------------
as of the respective date or dates of grant) of the Common Stock for which one or more options granted under this Plan (or any other option plan of the Corporation or its parent or subsidiary

                                      12.

corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

          B.     10% Stockholder.  If any individual to whom an Incentive Option
                 ---------------
is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

          Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

     III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

          A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                                      13.

          C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such
                         --------
securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

          D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options under this Article Two which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

          E. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option is outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

          G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          H. Any Incentive Options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as incentive stock options under the Federal tax laws only to the extent the applicable dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding

                                      14.

options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the new grant.

     V.  STOCK APPRECIATION RIGHTS

          A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the shares of Common Stock in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

          B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator deems appropriate.

          C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
                                                                     -----
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

          D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, the officer will have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right to the Corporation, to the extent such options are at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option over (ii) the aggregate option price payable for such vested shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall, at the time the limited stock appreciation right is granted, pre-approve the

                                      15.

subsequent exercise of that right in accordance with the terms and conditions of this Section V.D.. Accordingly, no additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

          E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

                                      16.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

     I.   ELIGIBILITY

          A.     Eligible Directors.  The individuals eligible to receive
                 ------------------
automatic option grants pursuant to the provisions of this Article Three program shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date of this Automatic Option Grant Program, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after such Effective Date, whether or not they commenced their Board service prior to the Effective Date. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Plan.

    II.   TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A.     Grant Dates.  Pursuant to the February 1996 Amendment to the
                 -----------
Plan, the following revised option grant schedule shall be in effect under this Article Three, effective February 9, 1996:

                    (i) Each Eligible Director who is first elected or appointed as a non-employee Board member after the Effective Date of the Automatic Option Grant Program shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000/1/ shares of Common Stock upon the terms and conditions of this Article Three.

                   (ii) On the date of each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who is at the time serving as an Eligible Director shall automatically be granted at that meeting, whether or not such individual is standing for re-election as a Board member at that meeting, a non-statutory stock option to purchase an additional 3,500/2/ shares of Common Stock upon the terms and conditions of this Article Three, provided he or she has served as a non-employee Board member for at least six (6) months.
--------------------------
/1/ Reflects the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995.

/2/ Reflects the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995.

                                      17.

     There shall be no limit on the number of 3,500-share option grants any one Eligible Director may receive over his or her period of Board service.

              The number of shares for which the automatic grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.D of Article One.

          B.  Option Price.  For each option grant made under this Automatic
              ------------
Option Grant Program, the option price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C.  Payment.  The option price shall be payable in one of the
              -------
alternative forms specified below:

                 (i) full payment in cash or check made payable to the Corporation's order; or

                (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date; or

               (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                (iv) full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares and shall
     (II) concurrently provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          The Exercise Date shall be the date on which notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

          D.  Option Term.  Each automatic grant under this Article Three shall
              -----------
have a maximum term of ten (10) years measured from the automatic grant date.

                                      18.

          E.  Exercisability.  The initial 10,000-share automatic option grant
              --------------
made to each newly-elected or appointed Board member shall become exercisable for twelve and one-half percent (12.5%) of the option shares upon the Optionee's completion of six (6) months of Board service measured from the automatic grant date and shall become exercisable for the balance of the option shares in a series of fourteen (14) equal and successive quarterly installments upon the Optionee's completion of each additional three (3)-month period of Board service thereafter. Each 3,500-share automatic option grant made to a continuing Board member shall become exercisable in a series of four (4) equal and successive annual installments over the Optionee's period of service on the Board, with the first such installment to become exercisable one year after the automatic grant date. The exercisability of each outstanding automatic grant shall be subject to acceleration in accordance with the provisions of Section II.G and Section III of this Article Three.

          F.  Limited Transferability of Options.  Each automatic option grant
              ----------------------------------
may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          G.  Termination of Board Service.
              ----------------------------

              (1) Should the Optionee cease service as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

             (2) Should the Optionee die within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee's death.

                                      19.

             (3) Should the Optionee die or become permanently disabled while serving as a Board member, then each automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve (12)-month period following the date of the Optionee's cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.

             (4) In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee's cessation of Board service.

         H.  Stockholder Rights.  The holder of an automatic option grant under
             ------------------
this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the option price for the purchased shares.

         I.  Remaining Terms.  The remaining terms of each option granted under
             ---------------
the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

   III.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE
         TAKE-OVER

         A. In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

         B. In connection with any Change in Control of the Corporation, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

                                      20.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender each option held by him or her under this Article Three to the Corporation, to the extent such option has been outstanding for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate option price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of the Plan, as amended and restated on February 12, 1997, shall constitute pre-approval of the exercise of such right in accordance with the terms and provisions of this Section III.C. No additional approval of any Plan Administrator or the consent of the Board shall be required in connection with such option surrender and cash distribution.

          D. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

          E. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                      21.

                                  ARTICLE FOUR

                                 MISCELLANEOUS
                                 -------------


     I.   LOANS OR INSTALLMENT PAYMENTS

          A. The Plan Administrator may, in its discretion, assist any Optionee (including an Optionee who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the option price of the acquired shares plus any Federal and State income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

          B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

     II.  AMENDMENT OF THE PLAN AND AWARDS

          A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan

                                      22.

and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow.

    III.  TAX WITHHOLDING

          The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

          The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Four and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, State and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

          (a) Stock Withholding:  The holder of the non-statutory option or
              -----------------
     unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          (b) Stock Delivery:  The Plan Administrator may, in its discretion,
              --------------
     provide the holder of the non-statutory option or unvested shares purchased thereunder with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

    IV.   EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan was initially adopted by the Board on August 31, 1993 and approved by the stockholders in October 1993. As of the applicable Effective Date for each of the equity incentive programs in effect hereunder, this Plan, as successor to the Predecessor Plans, became effective for each such program, and no further option grants or stock issuances shall be

                                      23.

made under the Predecessor Plans from and after such Effective Date. The Plan was subsequently amended by the Board on January 23, 1995 to (i) increase by 750,000/3/ the number of shares of Common Stock issuable under the Plan, (ii) limit the number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the Plan to 750,000/2/ shares, exclusive of any stock options or stock appreciation--rights granted prior to January 1, 1995 and (iii) provide that the option price per share for all non-statutory stock options granted from and after January 1, 1995 shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date. The January 23, 1995 amendment was approved by the stockholders at the 1995 Annual Meeting held on March 27, 1995. On January 26, 1996, the Board authorized an additional 500,000-share increase in the number of shares of Common Stock available for issuance under the Plan and in February 1996, the Board adopted an amendment to the Plan (the "February 1996 Amendment") which increased the number of shares of Common Stock for which option grants are to be made annually under the Automatic Option Grant Program to continuing non-employee Board members from 2,500 shares to 3,500 shares per individual. Both the January 26, 1996 and February 1996 Amendments were approved by the Corporation's stockholders at the 1996 Annual Meeting. The Plan was subsequently amended on February 12, 1997 (the "February 1997 Amendment") to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 500,000 shares, (ii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price paid per share to be reissued under the Plan and (ii) effect a series of technical changes to the provisions of the Plan (including stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934 which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The February 1997 Amendment was approved by the stockholders at the 1997 Annual Meeting. All option grants made prior to the February 1997 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the February 1997 Amendment shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

          B. Each option issued and outstanding under the Predecessor Plans immediately prior to the Effective Date of the Discretionary Option Grant Program was incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

------------------------
/3/ Reflects the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995.

                                      24.

          C. The option/vesting acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options which are outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant Program but which do not otherwise provide for such acceleration.

          D.  The Plan shall terminate upon the earlier of (i) August 30, 2003
                                                -------
or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan. Upon such plan termination, all outstanding option grants shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

    VI.   REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan and the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

   VII.   NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

  VIII.   MISCELLANEOUS PROVISIONS

                                      25.

          A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

          B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California without resort to that State conflict-of-laws rules.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                      26.

                                  DETACH HERE

                         CREDENCE SYSTEMS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 25, 1998

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be Held March 25, 1998 and the Proxy Statement and appoints Wilmer R. Bottoms and Jerry Bruce, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Credence Systems Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539 on Wednesday, March 25, 1998 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.
                                                                     -----------
                                                                     SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                                     -----------

                                 DETACH HERE
    PLEASE MARK
    VOTES AS IN
[X] THIS EXAMPLE.

1. To elect two directors to serve for a three-year term ending in the year 2001 or until their successors are elected and qualified.

   Nominees: Joe C. Benders and William G. Howard, Jr.

            FOR          WITHHELD                                  MARK HERE
            [_]            [_]                                   FOR ADDRESS
                                                                  CHANGE AND
[_] ___________________________________________________           NOTE BELOW [_]
          For all nominees except as noted above


2. To approve an amendment to the Company's 1993 Stock     FOR   AGAINST ABSTAIN
   Option Plan that will increase the number of shares     [_]     [_]     [_]
   of Common Stock reserved for issuance thereunder by an additional 500,000 shares to a total of 4,625,001 shares.


3. To approve an amendment to the Company's 1993 Stock     FOR   AGAINST ABSTAIN
   Option Plan that will implement an automatic share      [_]     [_]     [_]
   increase feature pursuant to which the number of shares available for issuance under the 1993 Stock Option Plan (the "1993 Plan") will automatically increase on the first trading day of each fiscal year (the "First Trading Day"), beginning with the 1999 fiscal year and continuing through the fiscal year 2003, by an amount equal to two percent (2%) of the total number of shares outstanding on the last trading day of the immediately preceding fiscal year. The 1993 Plan provides that at the end of each First Trading Day, the number of then outstanding options under the Company's stock option plans, together with options in the reserve then available for future grant under the Company's stock option plans, shall not exceed fifteen percent (15%) of the then outstanding voting shares of capital stock of the Company, together with all then actually outstanding stock options under the Company's stock option plans, together with all options in the reserve then available for future grant under the Company's stock option plans.

4. To ratify the appointment of Ernst & Young LLP as       FOR   AGAINST ABSTAIN
   independent auditor of the Company for the fiscal       [_]     [_]     [_]
   year ending October 11, 1998.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature: _______________ Date: ______ Signature: ________________ Date: ______